Exhibit 10.4

AMENDMENT TO AMENDED AND RESTATED
NON-PLAN STOCK OPTION AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED NON-PLAN STOCK OPTION AGREEMENT (the “Amendment”) is made and dated as of March 10, 2011 between ACORN ENERGY, INC., a Delaware corporation (the “Company”), and JOHN A. MOORE (the “Optionee”).

WITNESSETH:

WHEREAS, the parties previously entered into that certain Amended and Restated Non-Plan Stock Option Agreement dated as of December 28, 2006 (the “Agreement”); and

WHEREAS, the parties hereto now wish to amend the Agreement to provide an additional manner of exercise of the Option as set forth below.

Accordingly, the parties hereto agree as follows:

1.           Manner of Exercise.  Section 6, Manner of Exercise, of the Agreement is hereby amended to add the following clause (iii) at the end of the first sentence of Section 6, Manner of Exercise:

“or (iii) by a Net Exercise.  In a Net Exercise of an Option, the Company will not require a payment of the exercise price of the Option from the Optionee but will reduce the number of shares of Common Stock issued upon the exercise of the Option by the smallest number of whole shares that has an aggregate Fair Market Value equal to or in excess of the aggregate exercise price for the Option Shares covered by the Option exercised; and under this method, the excess of the Fair Market Value of the shares shall be paid to the Optionee or may be used to satisfy tax withholding obligations.”

2.           Certain Definitions.  Exhibit A to the Agreement, Certain Definitions, is hereby amended to add the following Section 4, Net Exercise:

“4.  Net Exercise.  ‘Net Exercise’ shall mean a method for settling Options whereby instead of receiving a payment or tender by the Optionee to cover the exercise price of the Option, the Company issues to the Optionee the net shares of Common Stock representing the difference between the aggregate Fair Market Value of the shares of Option Shares and the aggregate exercise price of the Option.”

3.           Option Exercise Form.  Exhibit B, Option Exercise Form, to the Agreement is hereby amended and restated in its entirety as set forth in the attached Exhibit B which is incorporated herein by reference.

4.           Defined Terms.  Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

5.           Ratification.  The parties hereto do hereby ratify and confirm the Agreement as amended hereinabove.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

ACORN ENERGY, INC.

By:
Joe B. Cogdell, Jr.
Vice President, General Counsel & Secretary

OPTIONEE:

By:
John A. Moore

EXHIBIT B TO STOCK OPTION AGREEMENT
OPTION EXERCISE FORM

ACORN ENERGY, INC.
4 West Rockland Road
Montchanin  DE  19710

Gentlemen:

I hereby exercise the following portion of the stock options that have heretofore been granted to me under the Amended and Restated Non-Plan Stock Option Agreement, as amended, by and between myself and Acorn Energy, Inc. dated as of December 28, 2006:

Date of grant	March 27, 2006

Exercise price per share	$2.60

Number of options originally granted	200,000

Number of options currently held

Number of options being exercised hereby

In connection with this exercise [check one]:

I enclose my check in the amount of $

I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the Exercise Price and any applicable withholding taxes.

By my selection of this method of exercise, I hereby irrevocably direct the Company to effect this exercise by Net Exercise and reduce the number of shares of Common Stock issued upon this exercise by the smallest number of whole shares that has an aggregate Fair Market Value equal to or in excess of the aggregate exercise price for the Option Shares covered by the Exercise of this Option.

I hereby agree to execute whatever other documents are necessary in order to comply with the Agreement and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Agreement.

Optionee (Signature)	Social Security Number:

Please print name

Date:	Address:

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